Exhibit 99.1

January 28, 2009

Tetra Tech Reports Strong First Quarter Results

•                  Revenue up 35.8%

•                  Net Revenue up 19.1%

•                  Diluted EPS up 24.1%

•                  Backlog up 36.4% to new record high

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the first quarter ended December 28, 2008.

Revenue in the quarter was $638.7 million, up 35.8% from $470.4 million, and revenue, net of subcontractor costs, was $330.0 million, up 19.1% from $277.2 million for the same quarter last year.  Income from operations for the quarter was $28.6 million, up 26.0% from $22.7 million for the same quarter last year.  Net income for the quarter was $16.3 million, up 26.4% from $12.9 million for the same quarter last year.  Diluted earnings per share (EPS) for the quarter were $0.27, up 24.1% from $0.22 for the same quarter last year.  Backlog at the end of the quarter was a record $1.77 billion, up 36.4% from $1.30 billion at the end of the same quarter last year.  Cash used in operations was $27.7 million, up 52.8% from $18.1 million for the same quarter last year.

Compared to the first quarter of fiscal 2008, Tetra Tech’s federal government business grew 7.6%, driven by strength in U.S. Agency for International Development (USAID) and military Base Realignment and Closure (BRAC) projects; commercial business grew 127.0%, driven by strength in wind energy and water projects; and state and local business declined 13.9% due to weak economic conditions.

Reflecting on the first quarter results, Dan Batrack, Tetra Tech’s Chairman and CEO, remarked, “While the economy continued to experience significant deterioration, our focus on water projects and federal customers resulted in a strong first quarter.  We ended the first quarter with a record backlog of $1.77 billion, a sequential increase of $120 million, which provides a positive outlook for the remainder of our fiscal year.”

Mr. Batrack continued, “We completed our first major international acquisition, Wardrop Engineering, Inc., a Canadian consulting and engineering firm with 1,200 employees.  Wardrop is expected to contribute approximately $75 million of net revenue and two cents of EPS for the remainder of fiscal 2009, both of which are factored into our updated guidance.”

	Three Months Ended
In thousands (except EPS data)	December 28, 2008	December 30, 2007
Revenue	$638,683	$470,387
Revenue, net of subcontractor costs	330,026	277,161
Income from operations	28,616	22,711
Interest expense, net	(916)	(660)
Income tax expense	(11,392)	(9,151)
Net income	$16,308	$12,900

EPS:
Basic	$0.27	$0.22
Diluted	$0.27	$0.22

Weighted-average common shares outstanding:
Basic	59,736	58,313
Diluted	60,275	59,163

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the second quarter of fiscal 2009 to be in the range of $0.24 to $0.26.  Revenue, net of subcontractor costs, for the second quarter is expected to range from $315 million to $335 million.  For fiscal 2009, Tetra Tech is raising the lower end of its earnings guidance, and now expects diluted EPS to be in the range of $1.12 to $1.18.  Revenue, net of subcontractor costs, for fiscal 2009 is expected to range from $1.35 billion to $1.45 billion.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the first quarter results through a link posted on the Company’s web site at www.tetratech.com on January 29, 2009 at 8:00 a.m. (PST).

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, program management, construction and technical services addressing the resource management and infrastructure markets.  The Company supports government and commercial clients by providing innovative solutions focused on water, the environment and energy.  With more than 10,000 employees worldwide, Tetra Tech’s capabilities span the entire project life cycle.

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CONTACTS:

Jorge Casado, Investor Relations

Talia Starkey, Media & Public Relations

(626) 470-2844

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are:  worldwide political and economic uncertainties; fluctuations in annual revenue, expenses and operating results; the cyclicality in demand for state and local government services; concentration of revenues from government agencies and funding disruptions by these agencies; a shift in U.S. defense spending; a delay in the completion of the U.S. government budget process; impact of downturns in the financial markets and reductions in government budgets; violations of government contractor regulations; dependence on winning or renewing federal, state and local government contracts; the government’s right to modify, delay, curtail or terminate contracts at its convenience; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the use of estimates and assumptions in the preparation of financial statements; the use of the percentage-of-completion method of accounting; the inability to accurately estimate contract risks, revenue and costs; the failure to win or renew contracts with private and public sector clients; acquisition strategy risks; goodwill impairment; growth strategy management; adverse resolution of an IRS examination; backlog cancellation and adjustments; risks associated with international operations; the failure of partners to perform on joint projects; the inability to find qualified subcontractors; the failure of subcontractors to satisfy their obligations; changes in existing environmental laws, regulations or programs; credit risks associated with commercial clients; changes in capital markets and the access to capital; credit agreement covenants; industry competition; the volatility of common stock value; liability risks and the ability to obtain or maintain adequate insurance; the ability to obtain adequate bonding; safety programs; conflict of interest issues; force majeure events; protection of intellectual property rights; and the implementation of the enterprise resource planning system. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

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TETRA TECH, INC.

Condensed Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	December 28, 2008	September 28, 2008
Assets
Current Assets:
Cash and cash equivalents	$29,124	$50,902
Accounts receivable - net	646,368	625,786
Prepaid expenses and other current assets	32,538	36,774
Income taxes receivable	2,323	4,275
Deferred income taxes	3,136	2,316
Total current assets	713,489	720,053
Property and equipment:
Land and buildings	7,601	7,588
Equipment, furniture and fixtures	113,228	112,780
Leasehold improvements	10,991	10,804
Total	131,820	131,172
Accumulated depreciation and amortization	(71,009)	(69,784)
Property and equipment - net	60,811	61,388
Deferred income taxes	2,338	6,498
Income taxes receivable	15,092	14,953
Goodwill	225,833	221,545
Intangible assets - net	14,540	14,609
Other assets	14,426	15,081
Non-current assets of discontinued operations	2,418	2,418
Total Assets	$1,048,947	$1,056,545

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$209,808	$223,304
Accrued compensation	59,237	101,699
Billings in excess of costs on uncompleted contracts	117,977	100,336
Current portion of long-term obligations	3,882	3,926
Other current liabilities	54,439	58,634
Total current liabilities	445,343	487,899
Long-term obligations	69,048	53,292
Other long-term liabilities	4,648	3,840
Commitments and contingencies
Stockholders’ Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding as of December 28, 2008 and September 28, 2008	—	—
Common stock - authorized, 85,000 shares of $0.01 par value; issued and outstanding 59,960 and 59,875 shares as of December 28, 2008 and September 28, 2008, respectively	600	599
Additional paid-in capital	316,995	314,860
Accumulated other comprehensive (loss) income	(35)	15
Retained earnings	212,348	196,040
Total stockholders’ equity	529,908	511,514
Total Liabilities and Stockholders’ Equity	$1,048,947	$1,056,545

Tetra Tech, Inc.

Condensed Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended
	December 28,	December 30,
	2008	2007

Revenue	$638,683	$470,387
Subcontractor costs	(308,657)	(193,226)
Revenue, net of subcontractor costs	330,026	277,161
Other contract costs	(265,685)	(220,912)
Gross profit	64,341	56,249
Selling, general and administrative expenses	(35,725)	(33,538)
Income from operations	28,616	22,711
Interest expense - net	(916)	(660)
Income before income tax expense	27,700	22,051
Income tax expense	(11,392)	(9,151)
Net income	$16,308	$12,900

Earnings per share:
Basic	$0.27	$0.22
Diluted	$0.27	$0.22

Weighted-average common shares outstanding:
Basic	59,736	58,313
Diluted	60,275	59,163

TETRA TECH, INC

Condensed Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Three Months Ended
	December 28,	December 30,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$16,308	$12,900

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	5,581	4,327
Stock-based compensation	2,036	1,710
Excess tax benefits from stock-based compensation	(20)	(208)
Deferred income taxes	3,201	5,175
Provision for losses on contracts and related receivables	6,301	2,407
Gain on disposal of property and equipment	(1)	(1,032)

Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(20,048)	(2,218)
Prepaid expenses and other assets	4,238	(1,686)
Accounts payable	(13,506)	(9,367)
Accrued compensation	(42,462)	(28,522)
Billings in excess of costs on uncompleted contracts	17,641	13,289
Other liabilities	(8,891)	(1,522)
Income taxes receivable/payable	1,945	(13,361)
Net cash used in operating activities	(27,677)	(18,108)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(3,235)	(4,314)
Payments for business acquisitions, net of cash acquired	(7,352)	(34,179)
Proceeds from sale of discontinued operations	—	1,005
Proceeds from sale of property and equipment	75	1,386
Net cash used in investing activities	(10,512)	(36,102)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term obligations	(20,180)	(6,108)
Proceeds from borrowings under long-term obligations	36,000	—
Excess tax benefits from stock-based compensation	20	208
Net proceeds from issuance of common stock	571	1,529
Net cash provided by (used in) financing activities	16,411	(4,371)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(21,778)	(58,581)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	50,902	76,741
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$29,124	$18,160

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$637	$1,378
Income taxes, net of refunds received	$6,253	$12,676